As filed with the Securities and Exchange Commission on February 1, 2011.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
MedQuist Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	98-0676666

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9009 Carothers Parkway, Franklin, TN	37067

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-169997

(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common stock, par value U.S. $0.10 per share	The NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1: Description of Registrant’s Securities to be Registered.
          A description of the common stock, par value U.S. $0.10 per share (the “Common Stock”), of MedQuist Holdings Inc. (the “Registrant”) will be contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form S-1 (File No. 333-169997) relating to the Common Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the “Prospectus”). The description of the Common Stock contained in the Prospectus under the heading “Description of Capital Stock” is hereby incorporated by reference into this Form 8-A.
Item 2: Exhibits.
None.

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MedQuist Holdings Inc.
Date: February 1, 2011	By:	/s/ Clyde Swoger
		Name:	Clyde Swoger
		Title:	Chief Financial Officer